Exhibit 10.1

THE BOARD OF DIRECTORS

OF

SEEDO CORP.

The following is a true copy of the resolution duly adopted by the Board of Directors of this Corporation at a special meeting, notice to this meeting having been waived, held on this 11th day of March, 2019;

The Board of Directors which was present for this meeting & took active part therein was:

Zohar Levy
Micha Maman
Jendayi Frazer
Pninat Yanay

WHEREAS there has been presented to and considered by this meeting a Motion to appoint a new Director and Board Members of the Company;

NOW THEREFORE BE IT RESOLVED that the majority of Board having considered this matter, has decided and RESOLVED that it has appointed:

DANIEL BIRNBAUM as Director, and Board Member;

The Above qualified person, having been nominated, has Accepted his position as Director and Board Member, said appointment and officer status shall begin immediately, to be ratified by the next Shareholder’s meeting to be held on or before March 30th, 2019.

Said Motion is hereby passed and the corporate books, records and the Secretary shall file this Resolution in the corporate records

DATED: 11th March, 2019
____________________
Zohar Levy, Dir., CEO